SUBSIDIARIES OF THE REGISTRANT

EXHIBIT 21.01

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

Electronic Arts, Proprietary Limited	Electronic Arts, Pty. Ltd.	Commonwealth of Australia
Electronic Arts (Canada) Inc.	Electronic Arts (Canada) Inc.	British Columbia, Canada
Electronic Arts, Limited	Electronic Arts, Limited	United Kingdom
Electronic Arts GmbH	Electronic Arts GmbH	Germany
EA Kabushiki Kaisha	Electronic Arts K.K	Japan
Electronic Arts Productions, Inc.	Crocodile Productions	Delaware
Electronic Arts Puerto Rico Inc.	Electronic Arts Puerto Rico Inc.	Delaware
Electronic Arts International Corporation	Electronic Arts International Corporation	California
Electronic Arts Software S.L	Electronic Arts Software S.L	Spain
Bullfrog Productions Ltd.	Bullfrog Productions Ltd.	United Kingdom
Electronic Arts Productions Ltd.	Electronic Arts Productions Ltd.	United Kingdom
Electronic Arts Nordic Aktienbolag	Electronic Arts Nordic Aktienbolag	Sweden
Electronic Arts Asia Pacific PTE., LTD	Electronic Arts Asia Pacific PTE., LTD	Singapore
Electronic Arts Seattle Inc.	Electronic Arts Seattle Inc.	Washington
Electronic Arts Software South Africa Pty Ltd. (Formerly Vision Software (Pty) Limited)	Vision Software (Pty) Limited	South Africa
Electronic Arts V.I., Inc.	Electronic Arts V.I., Inc.	Virgin Islands (U.S.)
Linear Arts, Inc.	Linear Arts, Inc.	Delaware
EA UK Holding Co.	EA UK Holding Co.	Delaware
EA Islands Ltd.	EA Islands Ltd.	British Virgin Islands

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation

Electronic Arts Limitada	EA Brazil	Brazil
Electronic Arts Nederland B.V	Electronic Arts BV	The Netherlands
Electronic Arts Limitada	Electronic Arts Portugal	Portugal
Electronic Arts C.V.	Electronic Arts C.V.	Barbados
Electronic Arts Project Inc.	Electronic Arts Project Inc.	Delaware
Maxis K.K.	Maxis K.K.	Japan
Electronic Arts Redwood Inc.	Electronic Arts Redwood Inc.	Delaware
Electronic Arts Handelsges.m.b.H	Electronic Arts Austria	Austria
Electronic Arts Square K.K.	Electronic Arts Square	Japan
Electronic Arts Switzerland GmbH	Electronic Arts Switzerland	Switzerland
Tiburon Entertainment, Inc.	Tiburon	Florida
Westwood Studios, Inc.	Westwood	Nevada
Kesmai Aries Ltd	Kesmai Aries Ltd	Virginia
Kesmai Studios Inc.	Kesmai Studios Inc.	Virginia
Kesmai Internet Game Resources Inc.	Gamestorm	Virginia
Pogo Corporation	Pogo.com	Delaware
Parnassus Data Inc.	Parnassus Data Inc.	Delaware
EA.com Inc. (formerly EASV)	EA.com Inc.	Delaware
ABC Software GmbH	ABC Software GmbH	Switzerland
Electronic Arts World LLC	Electronic Arts World LLC	Delaware
Electronic Arts Studio (UK) Limited	Electronic Arts Studio (UK) Limited	United Kingdom
Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France
Electronic Arts Marketing EURL	Electronic Arts Marketing EURL	France
Electronic Arts Studio EURL	Electronic Arts Studio EURL	France
Electronic Arts Distribution EURL	Electronic Arts Distribution EURL	France
Black Box Holdings Ltd.	Black Box Holdings Ltd.	British Columbia
Black Box Games Ltd.	Black Box Games Ltd.	British Columbia